UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Danaos Corporation

(Exact Name of Registrant as Specified in its Charter)

The Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Akti Kondyli

185 45 Piraeus, Greece

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.01 par value per share	New York Stock Exchange
Preferred stock purchase rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file	333-137459
number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.                    Description of Registrant’s Securities to be Registered

A description of the securities of Danaos Corporation (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock” in (i) the prospectus (subject to completion) dated September 19, 2006 included in Part I of the Registration Statement (Registration No. 333-137459) on Form F-1 (as amended, the “Registration Statement”) of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 19, 2006 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                    Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the Registrant, which are hereby incorporated by reference to Exhibit 3.1 of the Registration Statement.

3.2	Amended and Restated Bylaws, which are hereby incorporated by reference to Exhibit 3.2 of the Registration Statement.

4.1	Specimen of Share Certificate, which is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement.

10.1	Stockholder Rights Agreement between the Registrant and the Holders named therein, which is hereby incorporated by reference to Exhibit 10.4 of the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANAOS CORPORATION

Date:	September 29, 2006	By:	/s/ Iraklis Prokopakis
			Name:	Iraklis Prokopakis
			Title:	Vice President and Chief Operating Officer